Exhibit 107.1

Calculation of Filing Fee Table

Form S-3

(Form Type)

Uniti Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (4)
Fees to Be Paid	Equity	Common Stock, $.0001 par value per share	457(a)	15,661,361	$3.16	$49,489,900.76	$110.20 per $1,000,000	$5,453.79
Total Offering Amounts						$49,489,900.76		$5,453.79
Total Fees Previously Paid								–
Total Fee Offsets								$48,078.02
Net Fee Due								$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of the Company’s common stock registered hereby shall include an indeterminable number of shares of the Company’s common stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event. No additional consideration will be received for any shares of the Company’s common stock issued in connection with any such event(s) and as a result, no registration fee is required to be paid for these shares pursuant to Rule 457(i) under the Securities Act.

(2)	Represents the number of shares that we expect could be issued upon exchange of the $122,942,000 aggregate principal amount of 4.00% Exchangeable Senior Notes due 2024 issued by the Company’s indirect subsidiary, Uniti Fiber Holdings Inc., at a current maximum exchange rate of 127.3882 shares of the Company’s common stock per $1,000 principal amount of the Notes. These shares were previously registered under the Company’s automatic shelf registration statement on Form S-3 (File No. 333-237139).

(3)	The proposed maximum offering price per share with respect to the 15,661,361 shares of the Company’s common stock being registered pursuant to this Prospectus Supplement No. 1 is $3.16, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of the Company’s common stock on the NASDAQ Global Select Market on May 3, 2023.

(4)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .0001102 by the proposed maximum aggregate offering price. The “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-271693) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Uniti Group Inc.	424(b)(7)	333-237139	June 22, 2020		$45,477.63 (1)	Equity	Common Stock, par value $0.0001 per share	38,249,667	$350,366,949.72
Fees Offset Sources	Uniti Group Inc.	424(b)(7)	333-237139		June 22, 2020						$45,477.63
Fees Offset Claims	Uniti Group Inc.	424(b)(7)	333-237139	October 8, 2021		$2,600.39 (1)	Equity	Common Stock, par value $0.0001 per share	2,254,954	$28,051,627.76
Fees Offset Sources	Uniti Group Inc.	424(b)(7)	333-237139		October 8, 2021						$2,600.39

(1)	On June 22, 2020, in connection with the filing of a prospectus supplement (Registration No. 333-237139) (the "June Prospectus Supplement"), the Company previously paid a filing fee of $45,477.63 for the registration of 38,249,667 shares of the Company’s common stock offered hereby. On October 8, 2021, the Company paid an additional $2,600.39 in connection with the filing of a prospectus supplement (the “October Prospectus Supplement” and, together with the June Prospectus Supplement, the “Prior Prospectus Supplements”) that registered an additional 2,254,954 shares of the Company’s common stock offered hereby. Pursuant to Rule 457(p), the Company is offsetting the $45,477.63 filing fee previously paid in connection with the June Prospectus Supplement and the $2,600.39 filing fee previously paid in connection with the October Prospectus Supplement against the total $5,453.79 filing fee currently due. Any offering of unsold shares of the Company’s common stock pursuant to the Prior Prospectus Supplements terminated on March 12, 2023.